Exhibit 21

                         Subsidiaries of the Registrant


Name                                                Jurisdiction of Organization
-----                                               ----------------------------

Gold Standard South                                                        Utah
Tormin, S.A.                                                            Uruguay
Gold Standard Minas, S.A.                                                Brazil